Exhibit 10.4

SHAREHOLDER AND REGISTRATION RIGHTS AGREEMENT

This Shareholder and Registration Rights Agreement (this “Agreement”), dated as of [●], 2022 (the “Effective Time”), is entered into by and among Alpine Acquisition Corporation, a Delaware corporation (“Alpine” or the “Purchaser”), and PHF II Stamford LLC (the “Seller”). The Purchaser and the Seller are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement (defined below).

WHEREAS, the Parties have entered into a Purchase and Sale Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which, among other things, the Seller is selling the Stamford Hotel to the Purchaser.

WHEREAS, the Parties have agreed to the designation of certain persons for nomination for election or appointment to be members of the board of directors of the Purchaser (the “Board”) following consummation of the acquisition of the Stamford Hotel and to provide certain ongoing rights with respect to the nomination of directors on the terms and conditions set forth herein.

WHEREAS, at the Effective Time, the Parties desire to set forth their agreement with respect to registration rights and certain other matters, in each case in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person. The term “control” and its derivatives with respect to any person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Agreement” has the meaning set forth in the Preamble.

(c) “Alpine” has the meaning set forth in the Preamble.

(d) “Block Trade” is defined in Section 5.

(e) “Board” has the meaning set forth in the Recitals.

(f) “Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

(g) “Common Stock” means the shares of common stock, par value $0.0001 per share, of the Purchaser.

(h) “Demanding Holder” is defined in Section 3(d).

(i) “Effective Time” has the meaning set forth in the Preamble.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(k) “FINRA” shall mean the Financial Industry Regulatory Authority Inc. or any successor thereto.

(l) “Form S-1 Shelf” is defined in Section 3(a).

(m) “Form S-3 Shelf” is defined in Section 3(a).

(n) “Indemnified Party” is defined in Section 7(c).

(o) “Indemnifying Party” is defined in Section 7(c).

(p) “Minimum Amount” is defined in Section 2(a).

(q) “Minimum Takedown Threshold” is defined in Section 3(d).

(r) “Maximum Number of Shares” is defined in Section 3(e).

(s) “Nominee” is defined in Section 2(a).

(t) “Opt-Out Notice” is defined in Section 6(e).

(u) “Party” has the meaning set forth in the Preamble.

(v) “Permitted Transferee” means (a) any of the direct or indirect partners, shareholders or members of the Seller or any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are the Seller and (b) any Affiliate of the Seller, in each case provided that such transferee has delivered to the Purchaser a duly executed joinder to this Agreement.

(w) “Piggy-Back Registration” is defined in Section 4(a).

(x) “Pro Rata” is defined in Section 3(e).

(y) “Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(z) “Purchase Agreement” has the meaning set forth in the Recitals.

(aa) “Purchaser” has the meaning set forth in the Preamble.

(bb) “Registrable Securities” shall mean (i) all shares of Common Stock held by the Seller immediately following the Closing, and (ii) any other equity security of the Purchaser or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (i) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for them not bearing (or book-entry positions not subject to) a legend restricting further transfer shall have been delivered by the Purchaser, and subsequent public distribution of them shall not require registration under the Securities Act; and (C) such securities shall have ceased to be outstanding.

(cc) “Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

(dd) “Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Common Stock is then listed;

(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) fees and disbursements of underwriters customarily paid by issuers of securities in a secondary offering, but excluding underwriting discounts and commissions and transfer taxes, if any, with respect to Registrable Securities sold by the Seller;

(iv) printing, messenger, telephone and delivery expenses;

(v) reasonable fees and disbursements of counsel for the Purchaser;

(vi) reasonable fees and disbursements of all independent registered public accountants of the Purchaser incurred specifically in connection with such Registration; and

(vii) reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering not to exceed $35,000 without the consent of the Purchaser.

(ee) “Registration Statement” means any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and, in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to, and all material incorporated by reference in, such registration statement.

(ff) “Requesting Holders” is defined in Section 3(e).

(gg) “Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

(hh) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

(ii) “Seller” has the meaning set forth in the Preamble and includes its Permitted Transferees.

(jj) “Seller Indemnified Party” is defined in Section 7(a).

(kk) “Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration, as the case may be.

(ll) “Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

(mm) “Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggy-Back Registration.

(nn) “Subsequent Shelf Registration” is defined in Section 3(b).

(oo) “Suspension Event” is defined in Section 6(b).

(pp) “Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

(qq) “Total Limit” is defined in Section 3(d).

(rr) “Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

(ss) “Underwritten Offering” shall mean a Registration in which securities of the Purchaser are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

(tt) “Underwritten Shelf Takedown” is defined in Section 3(d).

(uu) “Withdrawal Notice” is defined in Section 3(f).

(vv) “Yearly Limit” is defined in Section 3(d).

Section 2. Board of Directors.

(a) For as long as the Seller holds, in the aggregate, fifty percent (50%) or greater of the Registrable Securities issued to it pursuant to the Purchase Agreement (the “Minimum Amount”), the Seller shall have the nomination and other rights provided pursuant to this Section 2. The rights provided for in this Section 2 shall expire once the Seller holds less than the Minimum Amount.

(b) Purchaser shall take all necessary and desirable actions within its control such that [●] (or such other individual designated by the Seller under this Section 2, the “Nominee”) shall be nominated for election to the Board as of the Closing Date, including but not limited to, ensuring that the Nominee is included in the Board’s slate of nominees presented to the stockholders of the Purchaser and recommended by the Board for election as a director at the Purchaser Stockholder Meeting, and the Nominee is included in the Proxy Statement/Prospectus prepared by management of the Purchaser in connection with the Purchaser’s soliciting proxies in favor of the foregoing.

(c) At each subsequent annual meeting or special meeting called for the purpose of electing directors, and in connection with each approval by written resolution of the stockholders of the Purchaser with respect to the election of members of the Board, in each case after the Closing Date, the directors of the Purchaser will be nominated for election at the annual meeting held for the same in accordance with the Purchaser’s Charter Documents. The Purchaser shall take all necessary and desirable actions within its control such that the Nominee shall be nominated for election to the Board, including but not limited to, ensuring that the Nominee is included in the Board’s slate of nominees presented to the stockholders of the Purchaser and recommended by the Board for election as a director at each such meeting of stockholders, or in connection with each such written resolution, as applicable, and the Nominee is included in any proxy statement prepared by management of the Purchaser in connection with the Purchaser’s soliciting proxies or written resolutions in favor of the foregoing.

(d) The Seller shall have the right to require removal or resignation of any Nominee, from time to time and at any time, from the Board, exercisable upon written notice to the Purchaser. If a vacancy occurs after the Closing Date because of the death, disability, disqualification, resignation or removal of the Nominee or for any other reason, the Seller shall be entitled to designate such person’s successor in accordance with Section 3(e) below, and the Purchaser shall, as promptly as reasonably practicable and in any event, within ten (10) business days of such designation, take all necessary actions within its control such that such vacancy shall be filled with such successor designee, it being understood that any such successor designee shall serve the remainder of the term of the Nominee.

(e) Notwithstanding anything else herein to the contrary, the Purchaser shall not be required to nominate for election to or appoint any Nominee, if the Board has determined in good faith that such Nominee (i) has continually and willfully refused or failed to perform a material part of his or her duties as a member of the Board, (ii) has been convicted of, or pled guilty or nolo contendere to, any crime which constitutes a felony in the jurisdiction involved or has been convicted of, or pled guilty or nolo contendere to, any crime involving moral turpitude, (iii) has committed any act of fraud, misappropriation, or embezzlement, in any case involving the properties, assets or funds of the Purchaser or its subsidiaries, (iv) has engaged in any other willful and dishonest conduct against the Purchaser or its subsidiaries, or (v) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act. For the avoidance of doubt, in the event the Purchaser declines to nominate or appoint a Nominee based on the first sentence of this Section 2(d), the Seller shall have the right to designate a replacement Nominee.

(f) The Nominee shall be eligible for the same compensation as the other directors of the Purchaser for its service as a director and on any committees of the Board as established from time to time by the compensation committee of the Board. In addition, the Purchaser shall pay the reasonable, documented out-of-pocket expenses incurred by the Nominee in connection with his or her services provided to or on behalf of the Purchaser, including attending meetings (including committee meetings) or events attended on behalf of the Purchaser at the Purchaser’s request.

(g) Notwithstanding anything herein to the contrary, from and after the Closing Date, the Purchaser shall not knowingly take or agree to take, directly or indirectly, any action to frustrate, obstruct or otherwise prevent, it from performing its obligations to nominate the Nominee.

(h) Indemnification. For so long as any Nominee serves as a director, (i) the Purchaser shall provide such Nominee with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors and (ii) the Purchaser shall not amend or repeal any right to indemnification or exculpation covering or benefiting any such director as and to the extent consistent with applicable law, the Purchaser’s Charter Documents and any indemnification agreements with directors (whether such right is contained in the Purchaser’s Charter Documents or another document) (except to the extent such amendment permits the Purchaser to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(i) D&O Insurance. The Purchaser shall (i) purchase directors’ and officers’ liability insurance in an amount and with terms and conditions determined by the Board to be reasonable and customary and (ii) for so long as any Nominee serves as a director, maintain such directors’ and officers’ liability insurance coverage with respect to such Nominee (subject to the limitations of such coverage). Upon the removal or resignation of any Nominee for any reason, the Purchaser shall take all actions reasonably necessary to continue to maintain such directors’ and officers’ liability insurance coverage with respect to such Nominee for a period of not less than six years from any such event in respect of any act or omission of such Nominee occurring at or prior to such event.

Section 3. Shelf Registration.

(a) Filing. The Purchaser shall, subject to Section 6(d) hereof, submit or file within 45 days of the Closing Date or such other earlier date as is required in accordance with any of the PIPE Documents, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) or, if the Purchaser is eligible to use a Registration Statement on Form S-3, a Shelf Registration on Form S-3 (the “Form S-3 Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two business days prior to such submission or filing) on a delayed or continuous basis and shall use its best efforts to have the Shelf declared effective after the submission or filing thereof, but no later than the earlier of (i) the 60th calendar day following the submission or filing date thereof if the Commission notifies the Purchaser that it will “review” the Registration Statement and (ii) the tenth business day after the date the Purchaser is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, the Seller. Subject to Section 3(b) and Section 6(d) hereof, the Purchaser shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Seller named therein to sell its Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Purchaser files a Form S-1 Shelf, the Purchaser shall use its best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as reasonably practicable after the Purchaser is eligible to use Form S-3.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Purchaser shall, subject to Section 6(d) hereof, use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its best efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, the Seller named therein. If a Subsequent Shelf Registration is filed, the Purchaser shall use its best efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Purchaser is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Seller named therein to sell its Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Purchaser is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(c) New Registrable Securities. Subject to Section 6(d) hereof, in the event that the Seller holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Purchaser, upon request of the Seller, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Purchaser’s option, any then-available Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, that (i) the Purchaser shall only be required to cause such Registrable Securities to be so covered if the total offering price thereof is reasonably expected to exceed, in the aggregate, $5 million and (ii) the Purchaser shall only be required to cause such Registrable Securities to be so covered two times per calendar year.

(d) Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, the Seller (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Purchaser shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $5 million, or, if a lesser amount, all of the Registrable Securities held by a Demanding Holder (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Purchaser, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Purchaser shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the initial Demanding Holder’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Seller, (i) may demand Underwritten Shelf Takedowns pursuant to this Section 3(d) not more than two times in any 12-month period (the “Yearly Limit”) and (ii) not more than four times in the aggregate (the “Total Limit”). Notwithstanding anything to the contrary in this Agreement, the Purchaser may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form S-3, that is then available for such offering.

(e) Reduction of Underwritten Offering. If the managing Underwriter or Underwriters for an Underwritten Shelf Takedown advises the Purchaser, the Demanding Holders and the Seller requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders and the Requesting Holders desire to sell, taken together with all other shares of Common Stock or other securities which the Purchaser desires to sell and the shares of Common Stock, if any, that have been requested to be sold in such Underwritten Offering pursuant to written contractual piggy-back registration rights held by other stockholders of the Purchaser who desire to sell, in its good faith belief exceeds the maximum dollar amount or maximum number of shares that can be sold in such Underwritten Offering without materially adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Purchaser shall include in such Underwritten Offering (i) first, the Registrable Securities of the Demanding Holders and Requesting Holders (pro rata in accordance with the number of Registrable Securities that each such person has requested be included in such Underwritten Shelf Takedown, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares, and (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Purchaser desires to sell for its own account, which can be sold without exceeding the Maximum Number of Shares.

(f) Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown may elect to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever by giving written notice (a “Withdrawal Notice”) to the Purchaser and the Underwriter or Underwriters (if any) of their request to withdraw from such Underwritten Shelf Takedown; provided that any other Demanding Holder(s) may elect to have the Purchaser continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Demanding Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall not constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 3(d) hereof and shall not count toward the Yearly Limit and the Total Limit; provided that, if any other Demanding Holder(s) elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by the Demanding Holders for purposes of Section 3(d) hereof and shall count toward the Yearly Limit and the Total Limit. Following the receipt of any Withdrawal Notice, the Purchaser shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to any withdrawal under this Section 3(f).

Section 4. Piggy-Back Registration.

(a) Piggy-Back Rights. If the Purchaser or the Seller proposed to consummate a registered offering of, or if the Purchaser proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, for its own account or for stockholders of the Purchaser for their account (or by the Purchaser and by stockholders of the Purchaser including, without limitation, an Underwritten Shelf Takedown pursuant to Section 3), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Purchaser’s existing stockholders, (iii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iv) for an offering of debt that is convertible into equity securities of the Purchaser or (v) for a dividend reinvestment plan, then the Purchaser shall (x) give written notice of such proposed offering to the Seller as soon as practicable but in no event less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Seller in such notice the opportunity to include in such registered offering such number of shares of Registrable Securities as such persons may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). Subject to Section 4(b) hereof, the Purchaser shall cause such Registrable Securities to be included in such Piggy-Back Registration and, if applicable, shall use its best efforts to cause the managing Underwriter or Underwriters of such Piggy-Back Registration to permit the Registrable Securities requested by the Seller pursuant to this Section 4(a) to be included therein on the same terms and conditions as any similar securities of the Purchaser included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of the Seller’s Registrable Securities in a Piggy-Back Registration shall be subject to such person’s agreement to enter into an underwriting agreement and “lock-up” agreement, in each case, in customary form with the Underwriter or Underwriters selected for such Underwritten Offering.

(b) Reduction of Piggy-Back Registration. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Purchaser and the Seller participating in the Piggy-Back Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Purchaser or the Seller desire to sell, taken together with shares of Common Stock or other equity securities, if any, as to which Registration or registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Seller holding Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 4, and the shares of Common Stock or other equity securities, if any, as to which Registration or a Registered Offering has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Purchaser, in its good faith belief exceeds the Maximum Number of Shares, then:

(i) If the Registration or registered offering is undertaken for the Purchaser’s account, the Purchaser shall include in any such Registration or registered offering: (A) first, the shares of Common Stock or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Registrable Securities of the Seller exercising its rights to register its Registrable Securities pursuant to Section 4(a) hereof, Pro Rata, based on the respective number that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(ii) If the Registration or registered offering is a “demand” registration undertaken at the demand of persons other than the Seller, then the Purchaser shall include in any such Registration or registered offering: (A) first, the shares of Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested by the Seller pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), collectively, the shares of Common Stock or other securities that the Purchaser desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Purchaser is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

(c) Withdrawal. The Seller holding Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 4(c) hereof) may elect to withdraw the Seller’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Purchaser of such request to withdraw prior to the effectiveness of the Registration Statement with respect to such Piggy-Back Registration or, in the case of a Piggy-Back Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggy-Back Registration used for marketing such transaction. The Purchaser (whether on its own determination or as the result of a withdrawal by persons or entities making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Purchaser shall pay all expenses incurred by the Seller holding Registrable Securities in connection with such Piggy-Back Registration as provided in Section 6(c).

(d) Unlimited Piggy-Back Registration Rights. For the avoidance of doubt, any Piggy-Back Registration effected pursuant to this Section 4 shall not be counted as a demand for an Underwritten Shelf Takedown under Section 3 hereof and shall not count toward the Yearly Limit or the Total Limit. The Seller holding Registrable Securities may participate in an unlimited number of Piggy-Back Registrations.

Section 5. Block Trades. Notwithstanding any other provision of Sections 3 and 4, but subject to Section 6(b), if the Seller desires to effect a registered offering and/or sale of Registrable Securities on a coordinated or underwritten basis commonly known as a “block trade” (whether firm commitment or otherwise) requiring the involvement of the Purchaser but not involving any “road show” or substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction (a “Block Trade”), the Seller shall provide written notice to the Purchaser at least five (5) business days prior to the date such Block Trade will commence. As promptly as reasonably practicable, the Purchaser shall cooperate with such requesting Seller to facilitate such Block Trade. The Seller shall use commercially reasonable efforts to work with the Purchaser and the Underwriter(s) (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. For the avoidance of doubt, a Block Trade shall not constitute an Underwritten Shelf Takedown. The holders of at least a majority of the Registrable Shares being sold in any Block Trade shall select the underwriter(s) to administer such Block Trade; provided that such underwriter(s) shall be reasonably acceptable to the Company.

Section 6. Registration Procedures.

(a) Filings; Information. In connection with any Registration of Registrable Securities, the Purchaser shall use its best efforts to effect the Registration and permit the sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

(i) Filing Registration Statement. The Purchaser shall use its best efforts to, as expeditiously as possible after receipt of any request, prepare and file with the Commission a Registration Statement on any form for which the Purchaser then qualifies or which counsel for the Purchaser shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective until all Registrable Securities have ceased to be Registrable Securities.

(ii) Copies. The Purchaser shall, prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Seller holding Registrable Securities included in such Registration, and the Seller’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Underwriters, if any, and the Seller holding Registrable Securities included in such Registration or legal counsel for the Seller may request in order to facilitate the disposition of the Registrable Securities owned by the Seller.

(iii) Amendments and Supplements. The Purchaser shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith, as may be reasonably requested by the Seller that holds at least 5% percent of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

(iv) Notification. After the filing of a Registration Statement, the Purchaser shall promptly, and in no event more than two (2) business days after such filing, notify the Seller holding Registrable Securities included in such Registration Statement of such filing, and shall further notify the Seller promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Purchaser shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, and promptly make available to the Seller holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Purchaser shall furnish to the Seller holding Registrable Securities included in such Registration Statement and to the legal counsel for the Seller, copies of all such documents proposed to be filed sufficiently in advance of filing to provide the Seller and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Purchaser shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which the Seller or its legal counsel shall object.

(v) State Securities Laws Compliance. The Purchaser shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Seller holding Registrable Securities included in such Registration Statement (in light of its intended plan of distribution) may request (or provide evidence reasonably satisfactory to the Seller that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Purchaser and do any and all other acts and things that may be necessary or advisable to enable the Seller holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Purchaser shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

(vi) Agreements for Disposition. The Purchaser shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Purchaser in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Seller holding Registrable Securities included in such registration statement. The Seller holding Registrable Securities included in such registration statement shall not be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to the Seller’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with the Seller’s material agreements and organizational documents, and with respect to written information relating to the Seller that it has furnished in writing expressly for inclusion in such Registration Statement.

(vii) Cooperation. The principal executive officer of the Purchaser, the principal financial officer of the Purchaser, the principal accounting officer of the Purchaser and all other officers and members of the management of the Purchaser shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential holders of Registrable Securities.

(viii) Records. The Purchaser shall make available for inspection by the Seller holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by the Seller holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Purchaser, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Purchaser’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement; provided, however, that the Seller or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Purchaser, prior to the release or disclosure of any such information.

(ix) Opinions and Comfort Letters. The Purchaser shall furnish to the Seller holding Registrable Securities included in any Registration Statement (and including, for the avoidance of doubt, in the event of an Underwritten Shelf Takedown, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration) a signed counterpart, addressed to such person and dates such date, of (i) any opinion and negative assurance letter of counsel to the Purchaser delivered to the participating holders of Registrable Securities, the broker, placement agents or sales agent, if any, and the Underwriters, if any, and (ii) any “cold comfort” letter from the Purchaser’s independent registered public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Purchaser shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Purchaser to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(x) Earnings Statement. The Purchaser shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months beginning with the first day of the Purchaser’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(xi) Listing. The Purchaser shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Purchaser are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Seller holding Registrable Securities included in such registration.

(xii) Road Show. If the Registration involves the registration of Registrable Securities involving anticipated gross proceeds in excess of $5 million, the Purchaser shall use its reasonable efforts to make available senior executives of the Purchaser to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering (it being agreed that such “road show” may utilize videoconferencing).

(b) Obligation to Suspend Distribution. Upon receipt of any notice from the Purchaser of the happening of any event of the kind described in Section 6(a)(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 3 hereof, upon any suspension by the Purchaser, pursuant to a written insider trading compliance program adopted by the Purchaser’s Board, of the ability of all “insiders” covered by such program to transact in the Purchaser’s securities because of the existence of material non-public information (and for the avoidance of doubt, only if such compliance program is applicable to the Seller) (a “Suspension Event”), the Seller holding Registrable Securities included in any Registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Seller receives the supplemented or amended prospectus contemplated by Section 6(a)(iv) or the restriction on the ability of “insiders” to transact in the Purchaser’s securities is removed, as applicable, and, if so directed by the Purchaser, the Seller will deliver to the Purchaser all written copies, other than permanent file copies then in the Seller’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

(c) Registration Expenses. The Purchaser shall bear all costs and expenses incurred in connection with any Registration, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and fees of any securities exchange on which the Common Stock is then listed; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Purchaser’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 6(a)(xi); (vi) FINRA fees; (vii) fees and disbursements of counsel for the Purchaser and fees and expenses for independent certified public accountants retained by the Purchaser (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 6(a)(ix)); (viii) the fees and expenses of any special experts retained by the Purchaser in connection with such Registration; and (ix) the fees and expenses of one legal counsel selected by the a majority-in-interest of the Seller holding Registrable Securities included in such Registration not to exceed $35,000. The Purchaser shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an Underwritten Offering, all selling stockholders and the Purchaser shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

(d) Information. The Seller holding Registrable Securities shall provide such information as may reasonably be requested by the Purchaser, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with the Purchaser’s obligation to comply with federal and applicable state securities laws. In addition, the Seller agrees, if requested in writing, to represent to the Purchaser the total number of Registrable Securities held by the Seller in order for the Purchaser to make determinations hereunder.

(e) Opt-Out Notices. The Seller may deliver written notice (an “Opt-Out Notice”) to the Purchaser requesting that the Seller not receive notice from the Purchaser of the proposed filing of any Underwritten Shelf Takedown pursuant to Section 3(d), the proposed filing of any Piggy-Back Registration pursuant to Section 4(a), the withdrawal of any Piggy-Back Registration pursuant to Section 4(c) or any Suspension Event pursuant to Section 6(b); provided, however, that the Seller may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Seller (unless subsequently revoked), (i) the Purchaser shall not deliver any such notice to the Seller pursuant to Sections 3(d), 4(a), 4(c) or 6(b), as applicable, and the Seller shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Seller’s intended use of an effective Registration Statement, the Seller will notify the Purchaser in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 6(e) and the related suspension period remains in effect, the Purchaser will so notify the Seller, within one (1) business day of the Seller’s notification to the Purchaser, by delivering to the Seller a copy of such previous notice of Suspension Event, and thereafter will provide the Seller with the related notice of the conclusion of such Suspension Event immediately upon its availability.

Section 7. Indemnification and Contribution.

(a) Indemnification by the Purchaser. The Purchaser agrees to indemnify and hold harmless the Seller and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls the Seller and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Seller Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated thereunder applicable to the Purchaser and relating to action or inaction required of the Purchaser in connection with any such registration; and the Purchaser shall promptly reimburse the Seller Indemnified Party for any reasonable legal and any other reasonable out-of-pocket expenses reasonably incurred by such Seller Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action whether or not any such person is a party to any such claim or action and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that the Purchaser will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Purchaser, in writing, by such selling holder expressly for use therein. The Purchaser also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 7(a).

(b) Indemnification by the Seller Holding Registrable Securities. Subject to the limitations set forth in Section 7(d)(iii) hereof, the Seller holding Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by the Seller, indemnify and hold harmless the Purchaser, each of its directors, officers, agents and each person who controls the Purchaser and each Underwriter (if any), and each other Seller and each other person, if any, who controls another Seller or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission (or the alleged omission) to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Purchaser by such selling holder expressly for use therein, and shall reimburse the Purchaser, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. The Seller’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by the Seller.

(c) Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

(d) Contribution.

(i) If the indemnification provided for in the foregoing Sections 7(a), 7(b) and 7(c) is unavailable to any Indemnified Party in respect of any expenses, loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(ii) The Parties agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 7(d)(i).

(iii) The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Seller holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by the Seller from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to any action shall be entitled to contribution in such action from any person who was not guilty of such fraudulent misrepresentation.

(iv) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person or entity of such Indemnified Party and shall survive the transfer of securities. The Purchaser and the Seller holding Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any Indemnified Party for contribution to such party in the event the Purchaser’s or the Seller’s indemnification is unavailable for any reason.

Section 8. Rule 144 Reporting.

(a) With a view to making available to the Seller as a holder of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the Seller to sell securities of the Purchaser to the public without registration or pursuant to a registration statement, if the shares of Common Stock of the Purchaser are registered under the Exchange Act, the Purchaser shall:

(i) make and keep public information available as those terms are understood and defined in Rule 144 at all times after ninety (90) calendar days after the effective date of the first registration statement filed by the Purchaser;

(ii) file with the Commission in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(iii) furnish to the Seller, so long as the Seller owns any Registrable Securities, upon request, (i) a written statement by the Purchaser that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) calendar days after the effective date of the first registration statement filed by the Purchaser), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a registration statement (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Purchaser and such other reports and documents so filed by the Purchaser, and (iii) such other information as may be reasonably requested in availing the Seller of any rule or regulation of the Commission which permits the selling of any such securities without registration or pursuant to such form; and

(iv) provide notice in writing to the Seller that then has one or more designees on the Board of the beginning and ending of any “blackout period” in connection with the Purchaser’s public issuances from time to time of earnings releases for fiscal quarters or fiscal years.

Section 9. No Inconsistent Agreements; Additional Rights. The Purchaser shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities that is inconsistent in any material respect with, or superior to, the registration rights granted to the holders of the Registrable Securities hereunder, including any agreement that would allow such current or future holder to require the Purchaser to include securities in any registration statement filed by the Purchaser for such holders of Registrable Securities hereunder on a basis other than pari passu with, or expressly subordinate to, the registration rights of such holders hereunder provided. Notwithstanding any other rights and remedies the holders of Registrable Securities hereunder may have in respect of the Purchaser or such other party pursuant to this Agreement, if the Purchaser enters into any other registration rights or similar agreement with respect to any of its securities that contains provisions that violate the preceding sentence, the terms and conditions of the registration rights agreement shall immediately be deemed to have been amended without further action by the Purchaser or any of the holders of Registrable Securities hereunder, so that such holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions, as the case may be.

Section 10. Assignment; Benefit of Parties. This Agreement and the rights, duties and obligations of the Purchaser hereunder may not be assigned or delegated by the Purchaser in whole or in part, except with the consent of the Seller. This Agreement and the rights, duties and obligations of the Seller hereunder may be freely assigned or delegated by the Seller in conjunction with and to the extent of any transfer of Registrable Securities by the Seller if such transfer is to a Permitted Transferee. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

Section 11. Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Parties shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

Section 12. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to the Purchaser to:

Alpine Acquisition Corporation
10141 N. Canyon View Lane
Fountain Hills, Arizona 85268
Attention: [●]
Email: [●]

with a copy (which shall not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attention: David Alan Miller / Jeffrey M. Gallant
E-mail: dmiller@graubard.com / jgallant@graubard.com

If to the Seller, in accordance with the Seller’s signature page hereto.

Section 13. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

Section 14. No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the Parties and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Parties and their respective successors and assigns.

Section 15. Further Assurances. Each of the Parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the Party who executed the same, but all of such counterparts shall constitute the same agreement.

Section 17. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction. The Parties irrevocably submit to the nonexclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement. The Parties irrevocably waive, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

Section 18. Jurisdiction; WAIVER OF TRIAL BY JURY. Any action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the action shall be heard and determined only in any such court, and agrees not to bring any action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any action brought pursuant to this Section 18. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19. Entire Agreement. This Agreement, together with the Purchase Agreement, the agreements referenced herein and the other agreements entered into in connection with the consummation of the transactions contemplated by the Purchase Agreement, constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective subsidiaries relating to the transactions contemplated hereby.

Section 20. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remaining provisions of this Agreement shall be reformed, construed and enforced to the fullest extent permitted by law and to the extent necessary to give effect to the intent of the Parties.

Section 21. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Parties unless such modification is approved in writing by the Parties. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Time.

PURCHASER:

ALPINE ACQUISITION CORPORATION

By:
Name:
Title:

[Signature page to Shareholder and Registration Rights Agreement]

SELLER:

PHF II STAMFORD LLC

By:
Name:
Title:

Address for notice purposes

Attention:

Telephone:

Facsimile:

E-mail:

[Signature page to Shareholder and Registration Rights Agreement]